Filed Pursuant to Rule 433
Registration Statement No. 333-199023
May 2, 2017

PRICING TERM SHEET – NOTES DUE 2020

Unilever Capital Corporation

$800,000,000 1.800% Senior Notes due 2020

jointly, severally, fully and unconditionally guaranteed by

Unilever N.V.

Unilever PLC

Unilever United States, Inc.

Issuer:	Unilever Capital Corporation

Guarantors:	Unilever N.V. Unilever PLC Unilever United States, Inc.

Security Type:	SEC-Registered Senior Notes

Anticipated Rating*:	A1/A+

Principal Amount:	$800,000,000

Maturity:	May 5, 2020

Coupon:	1.800%

Public Offering Price:	99.681%

Yield to Maturity:	1.910%

Spread to Benchmark Treasury:	T+47 bps
Benchmark Treasury:	UST 1.500% due April 15, 2020

Benchmark Treasury Yield:	1.440%

Benchmark Treasury Price:	100-5+

Net Proceeds:	$795,448,000

Minimum Denominations:	$100,000 and any integral multiple of $1,000 above that amount

CUSIP/ISIN:	904764 AV9 / US904764AV93

Trade Date:	May 2, 2017

Interest Payment Dates:	Semi-annually on May 5 and November 5, commencing November 5, 2017

Make-Whole:	T+10 bps

Settlement:	May 5, 2017 (T+3)

Clearing System:	The Depository Trust Company (“DTC”) (including via Euroclear and Clearstream as participants in DTC)

Joint Bookrunners:	Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Co-Managers:	Citigroup Global Markets Inc. HSBC Securities (USA) Inc. Mizuho Securities USA LLC RBS Securities Inc. Santander Investment Securities Inc. UBS Securities LLC

*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer and the guarantors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantors have filed with the SEC for more complete information about the issuer, the guarantors and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (1) Deutsche Bank Securities Inc. at 1-800-503-4611, (2) Goldman Sachs & Co. LLC at 1-866-471-2526, (3) J.P. Morgan Securities LLC at 1-212-834-4533, or (4) Morgan Stanley & Co. LLC at 1-866-718-1649.

Filed Pursuant to Rule 433
Registration Statement No. 333-199023
May 2, 2017

PRICING TERM SHEET — NOTES DUE 2022

Unilever Capital Corporation

$850,000,000 2.200% Senior Notes due 2022

jointly, severally, fully and unconditionally guaranteed by

Unilever N.V.

Unilever PLC

Unilever United States, Inc.

Issuer:	Unilever Capital Corporation

Guarantors:	Unilever N.V. Unilever PLC Unilever United States, Inc.

Security Type:	SEC-Registered Senior Notes

Anticipated Rating*:	A1/A+

Principal Amount:	$850,000,000

Maturity:	May 5, 2022

Coupon:	2.200%

Public Offering Price:	99.198%

Yield to Maturity:	2.371%

Spread to Benchmark Treasury:	T+57 bps

Benchmark Treasury:	UST 1.875% due April 30, 2022

Benchmark Treasury Yield:	1.801%

Benchmark Treasury Price:	100-11 1/4

Net Proceeds:	$840,208,000

Minimum Denominations:	$100,000 and any integral multiple of $1,000 above that amount

CUSIP/ISIN:	904764 AW7 / US904764AW76

Trade Date:	May 2, 2017

Interest Payment Dates:	Semi-annually on May 5 and November 5, commencing November 5, 2017

Make-Whole:	T+10 bps

Par Call:	At any time on or after April 5, 2022 (one month prior to their maturity date)

Settlement:	May 5, 2017 (T+3)

Clearing System:	The Depository Trust Company (“DTC”) (including via Euroclear and Clearstream as participants in DTC)

Joint Bookrunners:	Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Co-Managers:	Citigroup Global Markets Inc. HSBC Securities (USA) Inc. Mizuho Securities USA LLC RBS Securities Inc. Santander Investment Securities Inc. UBS Securities LLC

*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer and the guarantors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantors have filed with the SEC for more complete information about the issuer, the guarantors and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (1) Deutsche Bank Securities Inc. at 1-800-503-4611, (2) Goldman Sachs & Co. LLC at 1-866-471-2526, (3) J.P. Morgan Securities LLC at 1-212-834-4533, or (4) Morgan Stanley & Co. LLC at 1-866-718-1649.

Filed Pursuant to Rule 433
Registration Statement No. 333-199023
May 2, 2017

PRICING TERM SHEET — NOTES DUE 2024

Unilever Capital Corporation

$500,000,000 2.600% Senior Notes due 2024

jointly, severally, fully and unconditionally guaranteed by

Unilever N.V.

Unilever PLC

Unilever United States, Inc.

Issuer:	Unilever Capital Corporation

Guarantors:	Unilever N.V. Unilever PLC Unilever United States, Inc.

Security Type:	SEC-Registered Senior Notes

Anticipated Rating*:	A1/A+

Principal Amount:	$500,000,000

Maturity:	May 5, 2024

Coupon:	2.600%

Public Offering Price:	99.007%

Yield to Maturity:	2.757%

Spread to Benchmark Treasury:	T+67 bps

Benchmark Treasury:	UST 2.000% due April 30, 2024

Benchmark Treasury Yield:	2.087%

Benchmark Treasury Price:	99-14

Net Proceeds:	$493,035,000

Minimum Denominations:	$100,000 and any integral multiple of $1,000 above that amount

CUSIP/ISIN:	904764 AX5 / US904764AX59

Trade Date:	May 2, 2017

Interest Payment Dates:	Semi-annually on May 5 and November 5, commencing November 5, 2017

Make-Whole:	T+12.5 bps

Par Call:	At any time on or after March 5, 2024 (two months prior to their maturity date)

Settlement:	May 5, 2017 (T+3)

Clearing System:	The Depository Trust Company (“DTC”) (including via Euroclear and Clearstream as participants in DTC)

Joint Bookrunners:	Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Co-Managers:	Citigroup Global Markets Inc. HSBC Securities (USA) Inc. Mizuho Securities USA LLC RBS Securities Inc. Santander Investment Securities Inc. UBS Securities LLC

*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer and the guarantors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantors have filed with the SEC for more complete information about the issuer, the guarantors and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (1) Deutsche Bank Securities Inc. at 1-800-503-4611, (2) Goldman Sachs & Co. LLC at 1-866-471-2526, (3) J.P. Morgan Securities LLC at 1-212-834-4533, or (4) Morgan Stanley & Co. LLC at 1-866-718-1649.

Filed Pursuant to Rule 433
Registration Statement No. 333-199023
May 2, 2017

PRICING TERM SHEET — NOTES DUE 2027

Unilever Capital Corporation

$1,000,000,000 2.900% Senior Notes due 2027

jointly, severally, fully and unconditionally guaranteed by

Unilever N.V.

Unilever PLC

Unilever United States, Inc.

Issuer:	Unilever Capital Corporation

Guarantors:	Unilever N.V. Unilever PLC Unilever United States, Inc.

Security Type:	SEC-Registered Senior Notes

Anticipated Rating*:	A1/A+

Principal Amount:	$1,000,000,000

Maturity:	May 5, 2027

Coupon:	2.900%

Public Offering Price:	98.461%

Yield to Maturity:	3.080%

Spread to Benchmark Treasury:	T+80 bps

Benchmark Treasury:	UST 2.250% due February 15, 2027

Benchmark Treasury Yield:	2.280%

Benchmark Treasury Price:	99-23+

Net Proceeds:	$980,110,000

Minimum Denominations:	$100,000 and any integral multiple of $1,000 above that amount

CUSIP/ISIN:	904764 AY3 / US904764AY33

Trade Date:	May 2, 2017

Interest Payment Dates:	Semi-annually on May 5 and November 5, commencing November 5, 2017

Make-Whole:	T+15 bps

Par Call:	At any time on or after February 5, 2027 (three months prior to their maturity date)

Settlement:	May 5, 2017 (T+3)

Clearing System:	The Depository Trust Company (“DTC”) (including via Euroclear and Clearstream as participants in DTC)

Joint Bookrunners:	Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Co-Managers:	Citigroup Global Markets Inc. HSBC Securities (USA) Inc. Mizuho Securities USA LLC RBS Securities Inc. Santander Investment Securities Inc. UBS Securities LLC

*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer and the guarantors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantors have filed with the SEC for more complete information about the issuer, the guarantors and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (1) Deutsche Bank Securities Inc. at 1-800-503-4611, (2) Goldman Sachs & Co. LLC at 1-866-471-2526 , (3) J.P. Morgan Securities LLC at 1-212-834-4533, or (4) Morgan Stanley & Co. LLC at 1-866-718-1649.